SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

[X]      Filed by Registrant

[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              SUNPHARM CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
                 (NAME OF PERSON(S) FILING THE PROXY STATEMENT)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1)      Title of each class of securities to which transaction applies:
                  N/A
        ------------------------------------------------------------------------
2)      Aggregate number of securities to which transaction applies:
                  N/A
        ------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                  N/A
        ------------------------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:
                  N/A
        ------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1)  Amount Previously Paid:
                           N/A
                  -------------------------------------------------
                  2)  Form, Schedule or Registration Statement No.:
                           N/A
                  -------------------------------------------------
                  3)  Filing Party:
                           N/A
                  -------------------------------------------------
                  4)  Date Filed:
                           N/A
                  -------------------------------------------------

                              SUNPHARM CORPORATION
                         4651 SALISBURY ROAD, SUITE 205
                           JACKSONVILLE, FLORIDA 32256



                                 April 21, 1998




TO OUR STOCKHOLDERS:


         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of SunPharm Corporation to be held on Thursday, May 21, 1998, at 8:00 a.m., local time, at The Ritz-Carlton, 4750 Amelia Island Parkway, Amelia Island, Florida. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

         We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.


         We look forward to seeing you on May 21, 1998.




                                        Sincerely,



                                       /s/ STEPHAN BORG
                                       -----------------------------------------
                                           Stefan Borg
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998


To the Stockholders of SunPharm Corporation:


         The Annual Meeting of Stockholders (the "Annual Meeting") of SunPharm Corporation (the "Company") will be held on Thursday, May 21, 1998, at 8:00 a.m., local time, at The Ritz-Carlton, 4750 Amelia Island Parkway, Amelia Island, Florida, for the following purposes:

               1. To elect eight directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

               2. To approve the amendment of the SunPharm Corporation Amended and Restated 1995 Nonemployee Directors' Stock Option Plan;

               3. To ratify and approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for its fiscal year ending December 31, 1998; and

               4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 9, 1998 will be entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.


                                             By Order of the Board of Directors,



                                             /s/ CECILIA BRYANT
                                             -----------------------------------
                                                 Cecilia Bryant
                                                 Secretary


Jacksonville, Florida
April 21, 1998

                              SUNPHARM CORPORATION
                         4651 SALISBURY ROAD, SUITE 205
                          JACKSONVILLE, FLORIDA 32256

                          ---------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS



                            To Be Held May 21, 1998


                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors of SunPharm Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 21, 1998 (the "Annual Meeting"), at 8:00 a.m., local time, at The Ritz-Carlton, 4750 Amelia Island Parkway, Amelia Island, Florida, for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

         Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, SunPharm Corporation, 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

         The principal executive offices of the Company are located at 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about April 22, 1998.

         In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

         All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                            PURPOSES OF THE MEETING


         At the Annual Meeting, the Company's stockholders will be asked to consider and act upon the following matters:

         1. The election of eight directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

         2. A proposal to approve the amendment of the SunPharm Corporation Amended and Restated 1995 Nonemployee Directors' Stock Option Plan;

         3. A proposal to ratify and approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for its fiscal year ending December 31, 1998; and

         4. Such other business as may properly come before the meeting or any adjournments thereof.

                               QUORUM AND VOTING

         The close of business on April 9, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 5,758,901 shares of common stock, par value $.0001 per share (the "Common Stock").

         Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting.

         The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

         All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (I) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by Continental Stock Transfer & Trust Company, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

         The Board of Directors has nominated and urges you to vote for the election of the eight nominees identified below, who have been nominated to serve as directors for a one-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all of the nominees unless stockholders specify otherwise in their Proxies.

         If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.


NOMINEES FOR ELECTION AS DIRECTORS

         The eight nominees for election as directors and certain additional information with respect to each of them, are as follows:

                                                                                                          Year First
           Name                         Age              Position with the Company                    Became a Director
           ----                         ---              -------------------------                    -----------------
    Stefan Borg (1)                     44       President and Chief Executive Officer, Director             1991
    Philip R. Tracy (2)                 56       Chairman of the Board of Directors                          1995
    Charles L. Dimmler III (1)          56       Director                                                    1997
    Jerry T. Jackson                    56       Director                                                    1996
    Robert S. Janicki, M.D. (3)(4)      63       Director, Member of the Pharmaceutical Advisory Board       1991
    Jay Moorin(1)                       47       Director                                                    1997
    Jacques F. Rejeange (3)             58       Director                                                    1994
    Robert A. Schoellhorn (3)(4)        69       Director                                                    1992

--------------------

(1) Member of the Nominating Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Option Committee

STEFAN BORG
PRESIDENT AND CHIEF EXECUTIVE OFFICER, DIRECTOR

         Mr. Borg founded the Company and has been President and Chief Executive Officer of the Company since its inception and was Chairman of the Board of Directors of the Company from inception until January 1995. From September 1991 to August 1993, Mr. Borg was a general partner of Batterson, Johnson & Borg, a venture capital partnership located in Chicago, Illinois. From 1986 to 1990, he was Vice President of Business Development of Houston Biotechnology Incorporated. From 1984 to 1986, he was Manager of Business Development for California Biotechnology, Inc. From 1982 to 1984, he was Product Manager for Bethesda Research Laboratories, Inc., a supplier of genetic engineering tools. From 1980 to 1982, he was Marketing Manager and head of Boehringer Mannheim GmbH's subsidiary in Copenhagen, Denmark. Mr. Borg received his M.B.A. in Marketing from INSEAD in Fontainebleau, France and his M.Sc. degree in Biochemistry from the University of Copenhagen.

PHILIP R. TRACY
CHAIRMAN OF THE BOARD OF DIRECTORS

         Mr. Tracy has been a director of the Company since October 1995 and Chairman of the Board since May 1996. Mr. Tracy is presently of counsel to Smith, Anderson, Blount, Dorsett, Mitchell and Jernigan, a law firm in Raleigh, North Carolina. From 1989 until its sale to Glaxo Inc. in 1995, Mr. Tracy was President and Chief Executive Officer of Burroughs

Wellcome Co. and a member of the Board of Directors of Burroughs Wellcome Co. and its parent organizations, The Wellcome Foundation Limited and Wellcome plc. From 1974 to 1989, Mr. Tracy held several positions in the legal department of Burroughs Wellcome Co., including as Vice President, Secretary and General Counsel from 1981 to 1989. Prior thereto, he was employed at Steptoe & Johnson and the Federal Bureau of Investigation. Mr. Tracy currently serves as a director of Cardiovascular Diagnostics, Inc. He received a B.A. from the University of Nebraska and his L.L.B. from George Washington University.

CHARLES L. DIMMLER III
DIRECTOR

         Mr. Dimmler has been a director of the Company since April 1997. Mr. Dimmler is a principal investment officer of the Cross Atlantic Partners Funds and an operating officer of Hambro Health International, a private equity investment and commercial development firm. A General Partner of Hambro International Equity Partners, Mr. Dimmler joined Hambro America, Inc., an affiliate of London-based merchant bank Hambros Bank Limited, in 1988. Mr. Dimmler co-founded Applied Immune Sciences, Inc., which was subsequently acquired by RPR Gencell in 1992, and operated Metcalf Ross & Company, a company which he formed to manage and commercialize intellectual property owned by medical research institutions, from 1985 to 1988. He has business experience as an operating executive of two Fortune 100 industrial companies, and he served as an infantry officer in the United States Marine Corps. Mr. Dimmler currently serves as a director of Gene Logic, Inc. He earned his undergraduate degree from the University of California at Davis.

JERRY T. JACKSON
DIRECTOR

         Mr. Jackson has been a director of the Company since August 1996. From 1965 until his retirement in 1995, Mr. Jackson was employed with Merck & Co., Inc. in various senior management positions, including at his retirement Executive Vice President of Merck & Co., Inc. Mr. Jackson currently serves as a director on the boards of Crescendo Pharmaceuticals Corp., Cor Therapeutics, Inc. and Molecular Biosystems, Inc. and as Chairman of Transcend Therapeutics, Inc.

ROBERT S. JANICKI, M.D.
DIRECTOR AND MEMBER OF THE PHARMACEUTICAL ADVISORY BOARD

         Dr. Janicki has been a director of the Company since 1991 and a member of the Pharmaceutical Advisory Board since 1993. From 1969 until his retirement as Senior Vice President for Scientific & Medical Affairs in 1992, Dr. Janicki was employed by Abbott Laboratories. From 1968 to 1969, he was Associate Medical Director of Union Carbide Corporation's pharmaceutical division, and from 1966 to 1968, he was Associate Director of Clinical Research for the Dow Pharmaceutical Division of Dow Chemical Company. Dr. Janicki served as a director of Cetus Corporation prior to its merger with Chiron Corporation and currently serves as a director of Afferon Corporation (Wayne, Pennsylvania), a privately-held pharmaceutical company. He is presently engaged as a consultant to several health care companies. Dr. Janicki received his M.D. from Temple University School of Medicine.


JAY MOORIN
DIRECTOR

         Mr. Moorin has been a director of the Company since November 1997. He has been President and Chief Executive Officer of Magainin Pharmaceuticals, Inc., a biopharmaceutical company engaged in identifying and developing compounds from the host defense systems of animals, since 1991 and in 1996 was appointed Chairman of the Board of that company. Prior to joining Magainin, Mr. Moorin served as a Managing Director at Bear, Stearns & Co., Inc., responsible for health care investment banking, and in other capacities from 1988 to 1991. From 1983 to 1988, Mr. Moorin was employed by E.R. Squibb & Co., Inc., first as Corporate National Accounts Director and subsequently as Vice President of Marketing and Business Development at the Squibb Mark Division.

JACQUES F. REJEANGE
DIRECTOR

         Mr. Rejeange has been a director of the Company since June 1994 and was Chairman of the Board from January 1995 to May 1996. Mr. Rejeange was President and Chief Executive Officer of Sterling Winthrop, Inc. from January 1994 through January 1995 and President of its pharmaceuticals division from July 1992 through January 1994. From January 1989 through 1992, Mr. Rejeange was President and Chief Executive Officer of Sandoz Pharmaceuticals Corporation U.S.A. Prior to 1989, Mr. Rejeange was employed in various managerial positions with Sandoz in Europe, Hong Kong and the United States. Mr. Rejeange is a member of the Board of Trustees of Drew University and a member of the Board of Directors of the Pharmaceutical Manufacturers Association, and serves as a director of Hafslund-Nycomed Inc. Mr. Rejeange received his M.B.A. in 1963 from INSEAD in Fontainebleau, France and is a 1962 graduate of the Ecole Superieure de Commerce de Reims.

ROBERT A. SCHOELLHORN
DIRECTOR

         Mr. Schoellhorn has been a director of the Company since 1993. Mr. Schoellhorn is presently Chairman and Chief Executive Officer of Marathon Coach, Inc. (Eugene, Oregon), a privately held company owned by Mr. Schoellhorn and certain members of his family which manufactures luxury motor coaches. From 1973 until his retirement in 1990, Mr. Schoellhorn was employed with Abbott Laboratories in various senior management positions, including Chief Executive Officer since 1979 and Chairman of the Board since 1981. For 26 years prior to joining Abbott, Mr. Schoellhorn held various management positions with American Cyanamid Corporation. Mr. Schoellhorn is presently Chairman and Chief Executive Officer of Outdoor Resorts of America, Inc., a developer and operator of luxury recreational resorts. In addition, Mr. Schoellhorn is on the board of First Community Bank of the Desert, and has previously served on the boards of SCM Corporation, Pillsbury, ITT and Shell Oil Company. He is a graduate of the Philadelphia College of Textiles and Science, where he majored in chemistry.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS' MEETINGS AND COMPENSATION

         During 1997, the Board of Directors met five times and took certain additional actions by unanimous written consent in lieu of meetings. During 1997, no director of the Company attended fewer than 75 percent of the meetings of the Board of Directors during the period served, except for Jacques Rejeange, who attended one of the five meetings of the Board of Directors.

         Each nonemployee director receives $1,500 for each meeting of the Board of Directors or of a committee of the Board of Directors which is attended in person, provided that in the event a committee meeting is scheduled in conjunction with a Board meeting, only one payment will be received. Payments for participation in a telephonic meeting of the Board of Directors and Board committees are $750. All directors receive reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

         In addition, pursuant to the Company's Amended and Restated 1995 Nonemployee Directors' Stock Option Plan, each director who is not an employee of or consultant to the Company receives an initial stock option to purchase 25,000 shares of the Company's Common Stock upon election to the Board and an annual stock option to purchase 5,000 shares of the Company's Common Stock, with vesting contingent on providing services over the following twelve months. The Chairman of the Board receives an additional annual stock option under the Amended and Restated 1995 Nonemployee Directors' Stock Option Plan to purchase 10,000 shares of Common Stock.

BOARD COMMITTEES

         The Company's Board of Directors has an Audit Committee, Compensation Committee, Option Committee and Nominating Committee. The Audit Committee's functions include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants and reviewing the adequacy of the Company's internal accounting controls. The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The Option Committee administers the Company's Amended and Restated 1994 Stock Option Plan and approves all stock options awarded under it. The Nominating Committee establishes procedures for the evaluation and selection of nominees to the Board of Directors, and is also responsible for the smooth and orderly transition in the Company's management, in the event such a need arises.

         During 1997, the Audit Committee, Compensation Committee, Option Committee and Nominating Committee each met one time. During 1997, no director of the Company attended fewer than 75 percent of the meetings of committees on which he served.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL NUMBER 1, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 2:
             AMENDMENT OF THE AMENDED AND RESTATED 1995 NONEMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

GENERAL

         On April 22, 1998, the Board, subject to the approval by the stockholders of the Company, approved the amendment of the SunPharm Corporation Amended and Restated 1995 Nonemployee Directors' Stock Option Plan (as presently in effect, the "Director Plan") to increase the number of shares of Common Stock available for the grant of options under the Director Plan. The purpose of the Director Plan is to promote and advance the interests of the Company by aiding the Company in attracting and retaining qualified nonemployee directors and to further align the interests of such directors with those of stockholders through stock options. The following summary sets forth the material terms of the Director Plan. The complete text of the Director Plan is included in an exhibit filed pursuant to the Securities Exchange Act of 1934, as amended.

         Options to purchase an aggregate of 300,000 shares may be granted under the Director Plan as presently in effect. Options to purchase a total of 240,000 shares of the Company's Common Stock have been granted under the Director Plan, leaving a total of 60,000 shares as to which options may be granted under the Plan as presently in effect. The number of shares as to which options may be granted would be increased to 500,000 shares pursuant to the amendment of the Director Plan being submitted to the Company's stockholders for approval at the Annual Meeting. No other changes are proposed to be made to the Director Plan.

SUMMARY OF THE DIRECTOR PLAN

         The Director Plan is a "formula" plan for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to which options for shares of Common Stock are automatically granted to certain eligible nonemployee directors of the Company as of specified dates. No person exercises any discretion with respect to persons eligible to receive grants of options under the Director Plan or the amount of grants thereunder. The term of the Director Plan expires on July 10, 2005.

         ELIGIBILITY. Persons who are nonemployee and nonconsultant directors of the Company ("Nonemployee Directors") are eligible to participate in the Director Plan. The Company presently has seven such directors. The Director Plan sets forth various restrictions upon the exercise of options following the death, disability or termination of services of a Nonemployee Director.

         SHARES SUBJECT TO DIRECTOR PLAN. If the Company's stockholders approve the amendment of the Director Plan at the Annual Meeting, the maximum number of shares of Common Stock in respect of which options may be granted under the Director Plan, as amended, shall be 500,000, an increase of 200,000 shares from the number presently authorized under the Director Plan, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

         OPTION PERIOD. Options granted to Nonemployee Directors under the Director Plan have a term of ten years from the date of grant.

         AMENDMENT. The Board in its discretion may terminate the Director Plan at any time with respect to any shares for which options have not theretofore been granted. The Board has the right to alter or amend the Director Plan or any part thereof from time to time; provided that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee and provided, further, that the Board may not make any alteration or amendment whichwould (I) materially increase the benefits accruing to participants under the Director Plan, (ii) increase the aggregate number of shares which may be issued pursuant to the provisions of the Director Plan, (iii) change the class of individuals eligible to receive options under the Director Plan or (iv) extend the term of the Director Plan, without the approval of the stockholders of the Company.

         NON-QUALIFIED   OPTIONS.   Options   issued  under  the  Director  Plan
constitute non-qualified stock options.

         AUTOMATIC GRANT OF OPTIONS. In general, under the Director Plan each Nonemployee Director who is first elected to the Board is entitled to receive an option to purchase 25,000 shares of Common Stock on the date on which he first becomes a Nonemployee Director. Each Nonemployee Director, regardless of when elected to the Board, is entitled to receive options annually on the date of his or her reelection to the Board to purchase 5,000 shares of Common Stock. In addition, the Chairman of the Board ofDirectors is entitled to receive options annually to purchase an additional 10,000 shares of Common Stock if the Chairman of the Board is a Nonemployee Director. The amounts of all such option grants are subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

         EXERCISABILITY. Options granted under the Director Plan become exercisable in 8.33% installments that vest at the end of each subsequent month following the first day of the calendar month coincident with or next following the date of grant until the option is 100% vested. The exercise price for options may be paid in cash, by delivery of shares of Common Stock already owned by the optionee with a market value equal to the exercise price, or in any combination of cash and shares of Common Stock.

         CHANGE IN CONTROL. Upon a change in control of the Company as a result of a merger, contested election, purchase of 50% or more of the Company's outstanding Common Stock or other related events described in the Director Plan, all options outstanding under the Director Plan shall become fully exercisable.

         OPTION EXERCISE PRICE. The exercise price of options granted under the Director Plan is equal to one hundred percent (100%) of the fair market value of the Common Stock on the date of grant. For purposes of the Director Plan, the "fair market value" of a share of Common Stock, on the date of grant means the average of the high and low sales prices of the Common Stock on the Nasdaq Stock Market or, if the Common Stock is listed on a national stock exchange, the average of the high and low sales prices on the exchange on such date.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR PLAN

         GENERAL. A Nonemployee Director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by a Nonemployee Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. However, if other shares of Common Stock have been purchased by a Nonemployee Director within six months of the exercise of an option, recognition of the income attributable tosuch exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Exchange Act. If applicable, one effect of any such postponement would be to measure the amount of the

Nonemployee Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). The Nonemployee Director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

         DEDUCTIBILITY. Upon a Nonemployee Director's exercise of an option granted under the Director Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Nonemployee Director.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL NUMBER 2, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:
          RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1998, subject to ratification by the Company's stockholders. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

         Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On January 17, 1996, the Company's independent public accountants, Arthur Andersen LLP in Houston, Texas, were dismissed. On January 18, 1996, the Company retained Deloitte & Touche LLP in Jacksonville, Florida as its independent public accountants. The decision to change independent accountants was recommended by management to the Audit Committee of the Board of Directors of the Company and approved by the Audit Committee of the Board Directors of the Company.

         The report of the Company's former independent public accountants on the financial statements of the Company for the year ended December 31, 1993 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than the modification stating the following: The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operated as a development stage enterprise since its inceptions, devoting substantially all of its efforts to financial planning, raising capital and performing research and development. The Company incurred losses since its inception, has a deficit in stockholders' equity and a working capital deficit. The Company expects to continue to incur losses in the foreseeable future and there can be no assurance that the Company will successfully complete the transition from a development stage company to successful operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In addition, certain claims have been made against the Company, and the financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         The former independent public accountants' report on the financial statements of the Company for the year ended December 31, 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope of accounting principles other than the explanatory emphasis-of-a-matter paragraph stating that the Company is a development stage enterprise with no significant revenues to date and in order to complete the research and development and other activities necessary to commercialize its products, additional financing would be required subsequent to December 31, 1995. In addition, the report was modified stating that certain claims had been made again the Company, the outcome of which was uncertain, and no provisions for any liabilities that may result related to these claims, had been made in the financial statements.

         During the years ended December 31, 1993 and December 31, 1994 and all subsequent interim periods preceding such dismissal there were no disagreements with the Company's former independent public accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former independent public accountant, would have caused the former independent public accountant to make reference to the matter in their report.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL NUMBER 3, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.


Name                                    Age      Position with the Company
----                                    ---      -------------------------
Stefan Borg .........................   44       President and Chief Executive Officer
James W. Kesterson, D.V.M.,Ph.D .....   58       Vice President-Product Development
Cecilia Bryant ......................   51       Vice President-Legal Affairs, Secretary and General
                                                  Counsel
J. Michael Schafer ..................   40       Vice President-Business Development
Ronald W. Sanda .....................   55       Vice President-Manufacturing and Operations
Paul M. Herron ......................   49       Vice President and Chief Financial Officer


         Information regarding the business experience of Mr. Borg is set forth above under the heading "Nominees for Election as Directors."

JAMES W. KESTERSON, D.V.M., PH.D.,
VICE PRESIDENT - PRODUCT DEVELOPMENT

         Dr. Kesterson has been Vice President-Product Development of the Company since October 1994. Dr. Kesterson was a pharmaceutical industry consultant from 1991 to 1994. From 1975 to 1991, Dr. Kesterson was employed by Abbott Laboratories, during the last seven years of which he served as Vice President, Pharmaceutical Development. From 1971 to 1975, Dr. Kesterson was Supervisor of Pathology for ICI United States, Inc. Dr. Kesterson received his D.V.M. and his Ph.D. from Purdue University.

CECILIA BRYANT
VICE PRESIDENT-LEGAL AFFAIRS, SECRETARY AND GENERAL COUNSEL

         Ms. Bryant has been Secretary, Vice President-Legal Affairs, Secretary and General Counsel of the Company since September 1996 on a part time basis. Ms. Bryant was an attorney with the Securities and Exchange Commission from 1973 to 1975 and was in private practice prior to serving as Special Counsel of Voyager Insurance Companies from 1978 to 1986, returning thereafter to private practice. She is an Associate Professor at Florida Coastal School of Law, a director of SunTrust Bank of North Florida, N.A. and Chairman of PRIDE of Florida, Inc. Ms. Bryant served from 1982 to 1989 on the Florida University System Board of Regents and was its Vice Chairman in 1989. Ms. Bryant received her law degree from the University of Florida and is a Certified Life Underwriter (CLU) and a Chartered Financial Consultant (ChFC).

J. MICHAEL SCHAFER
VICE PRESIDENT-BUSINESS DEVELOPMENT

         Mr. Schafer has been Vice President-Business Development of the Company since October 1996. From 1992 to 1996, Mr. Schafer was a consultant for
All-American Racers, Inc., a private company in Santa Ana, California. At All-American he was responsible for special projects, strategic planning and business development. From 1982 to 1992 Mr. Schafer was a general partner of The Woodlands Venture Partners, L.P., a venture capital fund in The Woodlands, Texas, where he was responsible for sourcing, screening and negotiating the fund's investments.

RONALD W. SANDA
VICE PRESIDENT-MANUFACTURING AND OPERATIONS

         Mr. Sanda has been Vice President-Manufacturing and Operations of the Company since July 1994. Mr. Sanda was Director, Quality Assurance of Houston Biotechnology Incorporated from 1988 to 1994. From 1986 to 1988, Mr. Sanda was Director, Quality Assurance of Biospecific Technologies, Inc. From 1961 to 1986, Mr. Sanda was employed by Ben Venue Laboratories, Inc. in various quality assurance and GMP compliance functions. Mr. Sanda has a B.S. in Chemistry from Kent State University.

PAUL M. HERRON
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

         Mr. Herron has been Vice President and Chief Financial Officer of the Company since September 1997. From 1994 to 1997, he was Director of Finance and Investor Relations for Immunomedics, Inc. From 1990 to 1994, Mr. Herron was employed by The Dupont Merck Pharmaceutical Co. as Finance Manager for two of the company's operating businesses, radiopharmaceuticals from 1990 to 1991 and multi-source products from 1991 to 1994. Previously, he served for 14 years with the Finance Department of E. I. DuPont de Nemours & Co. in a variety of corporate finance assignments, including accounting, taxes, and employee benefits.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company's
President and Chief Executive Officer and to each of the other executive officers of the Company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000 (the "Named Executive Officers"):

                                                                                   Long-Term
                                                                                 Compensation
                                                                                    Awards
                                                                              ------------------
                                                      Annual Compensation         Securities
                                                      -------------------     Underlying Options       All Other
    Name and Principal Position         Year          Salary        Bonus     (Number of Shares)      Compensation
    ---------------------------         ----          ------        -----     ------------------      ------------
Stefan Borg                             1997         $190,833      $15,000          25,000             $    --
    President and Chief                 1996          163,125       18,750              --                  --
    Executive Officer                   1995          145,280        7,280              --               12,458(1)

James W. Kesterson                      1997          136,944       20,250          10,000                  --
    Vice President-Product              1996          125,625        7,500              --                  --
    Development                         1995          120,000       11,000          20,000                3,710(2)

J. Michael Schafer                      1997          125,000           --          10,000                   --
    Vice President-Business             1996           31,250           --          50,000               10,428(2)
    Development                         1995               --           --              --                   --

Ronald W. Sanda                         1997          103,444        4,300           7,500                   --
    Vice President-Manufacturing        1996          102,812        7,500              --                   --
    and Operations                      1995          103,647        1,000          10,000                6,314(2)

---------------------
(1) Reflects amortization of a loan made to Mr. Borg at an annual interest rate equal to 5.88 percent, which was forgiven by the Company on its due date (April 1996). See Note 2 of the Notes to the Financial Statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

(2)   Relocation expenses.

         OPTION GRANTS IN 1997

         The following table provides information concerning stock options granted during the year ended December 31, 1997, to the Company's Chief Executive Officer and its other executive officers included in the Summary Compensation Table.

                                         Percentage of
                         Number of          Total
                         Securities        Options
                         Underlying       Granted to
                          Options        Employees in      Exercise          Expiration
Name                      Granted        Fiscal Year        Price               Date
----                      -------        -----------        -----               ----
Stefan Borg ...........   25,000             23%           $ 2.797             8/12/07
James W. Kesterson ....   10,000              9%             2.797             8/12/07
J. Michael Schafer ....   10,000              9%             2.797             8/12/07
Ronald W. Sanda .......    7,500              7%             2.797             8/12/07

         OPTION VALUES

         The following table provides information concerning the value of unexercised options held as of December 31, 1997 by the Company's Chief Executive Officer and its other executive officers named in the Summary Compensation Table (no options were exercised during such year). The fair market value of the shares of Common Stock underlying such options was determined by using the closing bid price of the Company's Common Stock, which was $5.00 per share as of December 31, 1997.


                                   Number of Securities
                                  Underlying Unexercised                 Value of Unexercised
                             Options Held at December 31, 1997     Options Held at December 31, 1997
Name                          Exercisable       Unexercisable       Exercisable       Unexercisable
----                          -----------       -------------       -----------       -------------
Stefan Borg                     48,407             23,333            $ 217,832          $ 104,998
James W. Kesterson              44,786             24,164              201,537            108,738
J. Michael Schafer              12,334             47,666               55,503            214,497
Ronald W. Sanda                 36,192             20,258              162,864             91,161

EMPLOYMENT AGREEMENTS

         In 1993, the Company entered into an employment agreement with Stefan Borg to serve as the Company's Chief Executive Officer and President under which Mr. Borg received an annual salary of $120,000 per annum, and an option to purchase 46,740 shares of Common Stock at a price of $.32 per share. In June 1994, Mr. Borg's annual salary was increased to $132,000 and he received a cash bonus of $30,000. Effective April 1, 1995, Mr. Borg's annual salary was increased to $150,000 and the agreement was extended to March 31, 1997, renewing on a year-to-year basis thereafter.

         Messrs. Sanda, Herron and Ms. Bryant have each entered into employment agreements with the Company which are renewed on a year-to-year basis after the initial term; provided however, that either party may thereafter terminate the agreement on sixty days notice subject to the employee's right to receive either full salary continuation for up to six months or one-half salary continuation for twelve months in the event of termination without cause. The President has a policy of reviewing the salary of employees on an annual basis and may make salary and bonus recommendations to the Board of Directors. The employment agreement with Mr. Schafer provides for an annual salary review and a bonus of up to 15% of salary based upon agreed upon milestones and a salary continuation for six months in the event of termination not for cause during the first two years of the agreement.

         The Company has engaged Dr. Bergeron as its Chief Scientific Consultant in the areas of polyamine analogues and metal chelators on an exclusive basis through December 2000, at a current rate of $96,000 per year. Such agreement may be terminated by the Company in the event the Sponsored Research Agreement with the University of Florida Research

Foundation terminates.

                              CERTAIN TRANSACTIONS

         The Company loaned Mr. Borg an aggregate of $35,000 during 1992 and 1993, which amount was forgiven on the due date (April 1, 1996) pursuant to its terms. On March 31, 1997, the Company loaned Mr. Borg $87,491 at 8% per annum, due March 31, 1998 and extended thereafter at interest of 1 1/2% per month. On April 1, 1997, the Company loaned Mr. Borg $24,500 at 8% per annum which was repaid on July 11, 1997.

         The Company entered into License Agreements with the University of Florida Research Foundation, Inc. in December 1991 and October 1995. The Company has issued the Foundation a total of 342,760 shares of Common Stock in partial consideration for the rights granted under the License Agreements, and has ongoing royalty obligations under the License Agreements. The Company is a party to a Sponsored Research Agreement with the Foundation under which the Company has agreed to fund research at the University of Florida through 1998 at a cost of approximately $875,000 per year.

         On March 31, 1997, the Company sold an aggregate of 714,286 units ("Units") each consisting of one share of Common Stock and a warrant to purchase one share of Common Stock, to Cross Atlantic Partners K/S and Cross Atlantic Partners II K/S (together, "Cross Atlantic") at a price of $3.50 per Unit. Mr. Dimmler is an affiliate of Cross Atlantic. In addition, Mr. Dimmler and members of his family purchased 4,000 Units at the same price.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of April 9, 1998 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                          Percentage
                                                       Number of         Beneficially
Name                                                   Shares (1)           Owned (1)
----                                                   ----------        ------------
Cross Atlantic Partners Funds(2)                       1,428,572            22.1%
New York Life Insurance Company(3)                     1,142,858            18.1%
Stefan Borg (4)                                          515,890             8.9%
InterSouth Partners III, L.P.(5)                         400,000             6.7%
University of Florida Research Foundation, Inc.(6)       342,760             6.0%
SunPharm Investors, L.P.(7)                              307,820             5.2%
Philip R. Tracy(8)                                        53,750                *
Charles L. Dimmler, III(9)                             1,466,155            22.5%
Jerry T. Jackson(10)                                      29,583                *
Robert S. Janicki(11)                                    192,846             3.3%
Norman H. Lipoff(12)                                      29,167                *
Jay Moorin(13)                                            14,583                *
Jacques F. Rejeange(14)                                   70,163             1.2%
Robert A. Schoellhorn(15)                                147,933             2.5%
George B. Schwartz(16)                                   374,505             6.1%
James W. Kesterson(17)                                    53,014                *
Ronald W. Sanda (18)                                      42,503                *
J. Michael Schafer(19)                                    18,334                *
All executive officers and directors as a group
   (15) persons (4)(8)-(19)                            3,053,781            40.9%

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 9, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with  respect to the shares  set forth  opposite  such  stockholder's name.
(2) The business address of the Cross Atlantic Partners Funds is c/o Hambro Health International, Inc., 650 Madison Avenue, 21st Floor, New York 10022. Includes warrants to purchase 714,286 shares of Common Stock.
(3) The business address of New York Life Insurance Company is 51 Madison Avenue, New York, New York 10010. Includes warrants to purchase 571,429 shares of Common Stock.
(4) Mr. Borg's business address is 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. Includes options to purchase 50,490 shares of Common Stock.
(5) The business address of InterSouth Partners III, L.P. is 1000 Park Forty Plaza, Durham, North Carolina 27713. Includes warrants to purchase 200,000 shares of Common Stock.
(6) The business address of the University of Florida Research Foundation, Inc. is 223 Grinter Hall, Gainesville, Florida 32611. Karen Holbrook, President of the Foundation, has investment and voting control over such shares.
(7) The business address of SunPharm Investors, L.P. is 140 Greenwich Avenue, Greenwich, Connecticut 06830. Includes warrants to purchase 147,978 shares of Common Stock.
(8) Mr. Tracy's business address is 2500 First Union Capitol Center, Raleigh, NC 27602. Includes options to purchase 53,750 shares of Common Stock.
(9) Mr. Dimmler's business address is 650 Madison Avenue, 21st Floor, New York, New York 10022. Includes (i) 1,600 shares of Common Stock and warrants to purchase 1,600 shares of Common Stock held by Mr. Dimmler's children, (ii) 1,428,572 shares beneficially owned by the Cross Atlantic Partners Funds (including warrants to purchase 714,286 shares), of which Mr. Dimmler is an affiliate, (iii) options to purchase 29,583 shares of Common Stock, and
     (iv) 2,400 shares of common Stock and warrants to purchase 2,400 shares of Common Stock held jointly by Mr. Dimmler and his wife.
(10) Mr. Jackson's business address is 24 Arroyo Hondo Vistas, 124 Circle Loop, Santa Fe, New Mexico 87505. Includes options to purchase 29,583 shares of Common Stock.
(11) Dr. Janicki's business address is 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. Includes options to purchase 70,996 shares of Common Stock. Also includes a warrant to purchase 1,000 shares of Common Stock.
(12) Norman Lipoff's business address is 1221 Brickell Avenue, 21st Floor, Miami, Florida 33131. Includes an option to purchase 29,167 shares of Common Stock.
(13) Mr. Moorin's business address is 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. Includes options to purchase 14,583 shares of Common Stock.
(14) Mr. Rejeange's business address is 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. Includes an option to purchase 50,163 shares of Common Stock.
(15) Mr. Schoellhorn's business address is 91333 Coburg Industrial Way, Coburg, Oregon 97408. Includes options to purchase 53,533 shares of Common Stock and warrants to purchase 79,400 shares. All shares and warrants are held by The Robert A. Schoellhorn Trust dated June 26, 1989, of which Mr. Schoellhorn serves as Trustee.
(16) Mr. Schwartz's business address is 644 Santa Helena, Solana Beach, California 92075. Includes options to purchase 14,167 shares of Common Stock. Also includes options to purchase 39,961 shares of Common Stock which are held by Gene Salkind, Trustee of the Danielle Schwartz Trust, as to which Mr. Schwartz disclaims beneficial ownership. Also includes 159,842 shares of Common Stock and warrants to purchase 147,978 shares owned by SunPharm Investors, L.P., a limited partnership of which Tioga Capital Corporation is the general partner. Mr. Schwartz is the President of Tioga Capital Corporation.
(17) Dr. Kesterson's business address is 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. Includes options to purchase 53,014 shares of Common Stock.
(18) Mr. Sanda's business address is 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. Includes options to purchase 42,503 shares of Common Stock.
(19) Mr. Schafer's business address is 4651 Salisbury Road, Suite 205, Jacksonville, Florida 32256. Includes options to purchase 18,334 shares of Common Stock.

                         COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

         To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

                            PROPOSAL OF STOCKHOLDERS

         Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 31, 1998, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Stefan Borg, President and Chief Executive Officer, SunPharm Corporation, 4651 Salisbury Road, Jacksonville, Florida 32256.


                                       By Order of the Board of Directors



                                       /s/ STEFAN BORG
                                       ----------------------------------
                                           STEFAN BORG
                                           President and Chief Executive Officer


April 21, 1998

Jacksonville, Florida

                                                                           PROXY

                              SUNPHARM CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             TO BE HELD MAY 21, 1998

     The undersigned hereby appoints Stefan Borg and Paul M. Herron, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of SunPharm Corporation (the "Company") held of record by the undersigned on April 9, 1998 at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on Thursday, May 21, 1998, at 8:00 a.m., local time, at the Ritz-Carlton, 4750 Amelia Island Parkway, Amelia Island, Florida, and any adjournment(s) thereof.

1. To elect eight directors of the Company each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

     [  ]     FOR all nominees listed below               [  ]    WITHHOLD AUTHORITY to
             (except as marked to the contrary below)             vote for all nominees listed below

   Stefan Borg, Philip R. Tracy, Jacques F. Rejeange, Charles L. Dimmler III, Robert A. Schoelhorn, Jerry T. Jackson, Robert S. Janicki, M.D., Jay Moorin

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

--------------------------------------------------------------------------------
                                        (TO BE DATED AND SIGNED ON REVERSE SIDE)


2. To vote upon a proposal to amend the SunPharm
   Corporation Nonemployee Directors' Stock Option Plan:    [ ] FOR  [ ]  AGAINST [ ] ABSTAIN

3. To  ratify  and  approve  the   appointment   of
   Deloitte   &   Touche   LLP  as  the   Company's
   independent  public  accountants  for its fiscal
   year ending December 31, 1998; and                       [ ] FOR  [ ]  AGAINST [ ] ABSTAIN

4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

The shares of stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposals 1-4.

                                             DATED:                    , 199
                                                   -------------------      ----

                                             -----------------------------------
                                             (Signature)

                                             -----------------------------------
                                             (Signature if held jointly)

                                             Please  date,  sign as name appears
                                             at the left,  and return  promptly.
                                             If the shares are registered in the
                                             names of two or more persons,  each
                                             should   sign.   When   signing  as
                                             Corporate    Officer,    President,
                                             Executor, Administrator, Trustee or
                                             Guardian,  please  give full title.
                                             Please  note  any  changes  in your
                                             address alongside the address as it
                                             appears in the proxy.